UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 20, 2009 (October 19, 2009)

ANCHOR FUNDING SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-52589	20-5456087
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

10801 Johnston Road, Suite 210 Charlotte, CA	28226
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(866) 789-3863

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On October 19, 2009, stockholders of Anchor Funding Services, Inc. owning 10,684,500 shares of the outstanding voting stock of Anchor, representing 52% of the outstanding shares approved the following resolutions and the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware in the form set forth in Exhibit 3.1:

RESOLVED, that the stockholders do hereby ratify, adopt and approve the re-election of George Rubin, Morry F. Rubin, Brad Bernstein, Kenneth Smalley and E. Anthony Woods to the Board as directors of the Corporation to serve in such capacity for a period of one year and until their successors are elected and shall qualify; and it was further

RESOLVED, that the stockholders hereby ratify, adopt and approve the selection of Cherry, Bekaert & Holland, LLP as our independent auditors for the year ended December 31, 2009; and it was further

RESOLVED, that the stockholders hereby ratify, adopt and approve an amendment to the Company’s Certificate of Incorporation and the filing of said amendment with the Secretary of State of the State of Delaware (a) changing the par value of the Company’s Common Stock from $.001 par value to $.0001 par value; and (b) increasing the number of authorized shares of Common Stock from 40,000,000 shares to 65,000,000 shares of Common Stock; and it was further

RESOLVED, that the stockholders hereby ratify, adopt and approve an amendment to the Company’s 2007 Omnibus Equity Compensation Plan to increase the number of shares of Common Stock underlying the Plan to 4,200,000 shares.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit.

The following exhibit is filed with this Form 8-K.

3.1  October 19, 2009 Amendment to Anchor’s Certificate of Incorporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANCHOR FUNDING SERVICES, INC., a Delaware corporation

October 20, 2009	By:	/s/ Brad Bernstein
Name: Brad Bernstein
Title: President and Chief Financial Officer